Exhibit 99.1

Five9 Reports Fourth Quarter Revenue Growth of 20% to a Record $208.3 Million
32% Growth in LTM Enterprise Subscription Revenue
44% Growth in 2022 International Revenue
Record Operating Cash Flow of $32.7 Million
SAN RAMON, Calif. - February 22, 2023 - Five9, Inc. (NASDAQ:FIVN), a leading provider of cloud contact center software, today reported results for the fourth quarter and full year ended December 31, 2022.
Fourth Quarter 2022 Financial Results
•Revenue for the fourth quarter of 2022 increased 20% to a record $208.3 million, compared to $173.6 million for the fourth quarter of 2021.
•GAAP gross margin was 53.8% for the fourth quarter of 2022, compared to 54.1% for the fourth quarter of 2021.
•Adjusted gross margin was 62.3% for the fourth quarter of 2022, compared to 62.8% for the fourth quarter of 2021.
•GAAP net loss for the fourth quarter of 2022 was $(13.7) million, or $(0.19) per basic share, compared to GAAP net loss of $(3.6) million, or $(0.05) per basic share, for the fourth quarter of 2021.
•Non-GAAP net income for the fourth quarter of 2022 was $39.0 million, or $0.54 per diluted share, compared to non-GAAP net income of $30.1 million, or $0.42 per diluted share, for the fourth quarter of 2021.
•Adjusted EBITDA for the fourth quarter of 2022 was $46.2 million, or 22.2% of revenue, compared to $36.9 million, or 21.3% of revenue, for the fourth quarter of 2021.
•GAAP operating cash flow for the fourth quarter of 2022 was $32.7 million, compared to GAAP operating cash flow of $8.6 million for the fourth quarter of 2021.

2022 Financial Results
•Total revenue for 2022 increased 28% to a record $778.8 million, compared to $609.6 million in 2021.

•GAAP gross margin was 52.8% for 2022, compared to 55.5% in 2021.
•Adjusted gross margin was 61.3% for 2022, compared to 63.5% in 2021.
•GAAP net loss for 2022 was $(94.7) million, or $(1.35) per basic share, compared to GAAP net loss of $(53.0) million, or $(0.79) per basic share, in 2021.
•Non-GAAP net income for 2022 was $106.7 million, or $1.50 per diluted share, compared to non-GAAP net income of $82.2 million, or $1.16 per diluted share, in 2021.
•Adjusted EBITDA for 2022 was $140.4 million, or 18.0% of revenue, compared to $110.5 million, or 18.1% of revenue, in 2021.
•GAAP operating cash flow for 2022 was $88.9 million, compared to GAAP operating cash flow of $29.0 million, in 2021.

“We are pleased to report strong fourth quarter results with revenue growing 20% year-over-year to a record $208.3 million. This growth was driven by the continued strength of our Enterprise business where LTM subscription revenue grew 32% year-over-year. Our investments in international expansion are also paying off as our 2022 international revenue grew 44%. In the fourth quarter, we achieved another record for operating cash flow, driven by adjusted EBITDA margin reaching 22%. These financial results demonstrate our continuing long-term focus on delivering balanced growth. As we execute against a massive and underpenetrated opportunity, we continue to march up-market, expand internationally and deliver innovation. Speaking of which, we are excited to announce two new product offerings that leverage GPT-3 from OpenAI, namely AI Insights and AI Summaries. We have now expanded, what we believe to be the industry-leading AI & Automation portfolio, to include eight distinct modules with speech analytics, workflow automation, voice IVA, digital IVA, Agent Assist, Analytics and now AI Insights and AI Summaries. We believe these new offerings will play a central role in the future of the contact center and customer experience.”

- Mike Burkland, Chairman and CEO, Five9
Business Outlook
Five9 provides guidance based on current market conditions and expectations. Five9 emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below, including risks and uncertainties associated with the ongoing macroeconomic deterioration.
•For the full year 2023, Five9 expects to report:
•Revenue in the range of $900.0 to $903.0 million.
•GAAP net loss per share in the range of $(1.72) to $(1.62), assuming diluted shares outstanding of approximately 72.1 million.
•Non-GAAP net income per share in the range of $1.67 to $1.71, assuming diluted shares outstanding of approximately 73.4 million.
•For the first quarter of 2023, Five9 expects to report:
•Revenue in the range of $207.0 to $208.0 million.

•GAAP net loss per share in the range of $(0.63) to $(0.58), assuming diluted shares outstanding of approximately 71.2 million.
•Non-GAAP net income per share in the range of $0.23 to $0.25, assuming diluted shares outstanding of approximately 72.2 million.

With respect to Five9’s guidance as provided above, please refer to the “Reconciliation of GAAP Net Loss to Non-GAAP net income – Guidance” table for more details, including important assumptions upon which such guidance is based.

Conference Call Details
Five9 will discuss its fourth quarter 2022 results today, February 22, 2023, via Zoom webinar at 4:30 p.m. Eastern Time. To access the webinar, please register by clicking here. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K and will be posted to our website, prior to the conference call.
A live webcast and a replay will be available on the Investor Relations section of the Company’s web-site at http://investors.five9.com/.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. We calculate adjusted gross profit and adjusted gross margin by adding back the following items to gross profit: depreciation, intangibles amortization, stock-based compensation, exit costs related to the closure and relocation of our Russian operations, acquisition-related transaction and one-time integration costs, and refund for prior year overpayment of Universal Service Fund, or USF, fees. We calculate adjusted EBITDA by adding back or removing the following items to or from GAAP net loss: depreciation and amortization, stock-based compensation, interest expense, interest (income) and other, exit costs related to closure and relocation of our Russian operations, acquisition-related transaction costs and one-time integration costs, contingent consideration expense, refund for prior year overpayment of USF fees and provision for (benefit from) income taxes. We calculate non-GAAP operating income by adding back or removing the following items to or from GAAP loss from operations: stock-based compensation, intangibles amortization, exit costs related to the closure and relocation of our Russian operations, acquisition-related transaction and one-time integration costs, contingent consideration expense and refund for prior year overpayment of USF fees. We calculate non-GAAP net income by adding back or removing the following items to or from GAAP net loss: stock-based compensation, intangibles amortization, amortization of discount and issuance costs on convertible senior notes, exit costs related to the closure and relocation of our Russian operations, acquisition-related transaction costs and one-time integration costs, contingent consideration expense, refund for prior year overpayment of USF fees and tax provision associated with acquired companies. For the periods presented, these adjustments from GAAP net loss to non-GAAP net income do not include any presentation of the net tax effect of such adjustments given our significant net operating loss carryforwards. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth in this release.

Forward-Looking Statements
This news release contains certain forward-looking statements, including the statements in the quotes from our Chairman and Chief Executive Officer, including statements regarding Five9’s market opportunity and ability to capitalize on that opportunity, Five9's business strategies and market position, and the first quarter and full year 2023 financial projections set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) the impact of adverse economic conditions, including the impact of macroeconomic deterioration, including increased inflation, increased interest rates, supply chain disruptions, decreased economic output and fluctuations in currency rates, the impact of the Russia-Ukraine conflict, and other factors, that may continue to harm our business; (ii) if we are unable to attract new clients or sell additional services and functionality to our existing clients, our revenue and revenue growth will be harmed; (iii) if our existing clients terminate their subscriptions, reduce their subscriptions and related usage, or fail to grow subscriptions at the rate they have in the past or that we might expect, our revenues and gross margins will be harmed and we will be required to spend more money to grow our client base; (iv) because a significant percentage of our revenue is derived from existing clients, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (v) we have established, and are continuing to increase, our network of technology solution brokers and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (vi) our quarterly and annual results may fluctuate significantly, including as a result of the timing and success of new product and feature introductions by us, and may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (vii) our recent rapid growth may not be indicative of our future growth, and even if we continue to grow rapidly, we may fail to manage our growth effectively; (viii) our recent Chief Executive Officer transition could disrupt our operations, result in additional executive and personnel transitions and make it more difficult for us to hire and retain employees; (ix) failure to adequately retain and expand our sales force will impede our growth; (x) if we fail to manage our technical operations infrastructure, our existing clients may experience service outages, our new clients may experience delays in the deployment of our solution and we could be subject to, among other things, claims for credits or damages; (xi) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully maintain, grow and manage these relationships could harm our business; (xii) the markets in which we participate involve a high number of competitors that is continuing to increase, and if we do not compete effectively, our operating results could be harmed; (xiii) we continue to expand our international operations, which exposes us to significant macroeconomic and other risks; (xiv) security breaches and improper access to or disclosure of our data or our clients’ data, or other cyber attacks on our systems, could result in litigation and regulatory risk, harm our reputation and our business; (xv) we may acquire other companies or technologies, or be the target of strategic transactions, or be impacted by transactions by other companies, which could divert our management’s attention, result in additional dilution to our stockholders or use a significant amount of our cash resources and otherwise disrupt our operations and harm our operating results; (xvi) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xvii) we rely on third-party telecommunications and internet service providers to provide our clients and their customers with telecommunication services and connectivity to our cloud contact center software and any failure by these service providers to provide reliable services could cause us to lose clients and subject us to claims for credits or damages, among other things; (xviii) we have a history of losses and we may be unable to achieve or sustain profitability; (xix) the contact center software solutions market is subject to rapid technological change, and we must develop and sell incremental and new cloud contact center solutions, which we refer to as our solution, in order to maintain and grow our business; (xx) our stock price has been volatile, may continue to be volatile and may decline, including due to factors beyond our control; (xxi) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xxii) failure to comply with laws and regulations could harm our business and our reputation; (xxiii) we may not have sufficient cash to service our convertible senior notes and repay such notes, if required, and other risks attendant to our convertible senior notes and increased debt levels; and (xxiv) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.

About Five9
Five9 is a leading provider of cloud contact center software for the intelligent contact center space, bringing the power of cloud innovation to customers. Five9 provides end-to-end solutions with omnichannel routing, analytics, WFO and AI to increase agent productivity and deliver tangible business results. The Five9 Genius platform is reliable, secure, compliant and scalable; designed to create exceptional personalized customer experiences. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$180,520	$90,878
Marketable investments	433,743	378,980
Accounts receivable, net	87,494	83,731
Prepaid expenses and other current assets	29,711	30,342
Deferred contract acquisition costs, net	47,242	33,295
Total current assets	778,710	617,226
Property and equipment, net	101,221	77,785
Operating lease right-of-use assets	44,120	48,703
Intangible assets, net	28,192	39,897
Goodwill	165,420	165,420
Marketable investments	885	147,377
Other assets	11,057	11,871
Deferred contract acquisition costs, net — less current portion	114,880	84,663
Total assets	$1,244,485	$1,192,942
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,629	$20,510
Accrued and other current liabilities	53,092	78,577
Operating lease liabilities	10,626	9,826
Accrued federal fees	2,471	2,282
Sales tax liabilities	2,973	2,660
Deferred revenue	57,816	43,720
Convertible senior notes	169	—
Total current liabilities	150,776	157,575
Convertible senior notes - less current portion	738,376	768,599
Sales tax liabilities — less current portion	899	877
Operating lease liabilities — less current portion	41,389	47,088
Other long-term liabilities	3,080	7,671
Total liabilities	934,520	981,810
Stockholders’ equity:
Common stock	71	68
Additional paid-in capital	635,668	439,787
Accumulated other comprehensive loss	(2,688)	(287)
Accumulated deficit	(323,086)	(228,436)
Total stockholders’ equity	309,965	211,132
Total liabilities and stockholders’ equity	$1,244,485	$1,192,942

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Revenue	$208,345	$173,599	$778,846	$609,591
Cost of revenue	96,294	79,764	367,501	271,099
Gross profit	112,051	93,835	411,345	338,492
Operating expenses:
Research and development	36,865	30,448	141,794	106,897
Sales and marketing	65,928	53,394	261,990	193,929
General and administrative	22,509	21,972	95,143	93,916
Total operating expenses	125,302	105,814	498,927	394,742
Loss from operations	(13,251)	(11,979)	(87,582)	(56,250)
Other income (expense), net:
Interest expense	(1,887)	(2,024)	(7,493)	(8,027)
Interest income and other income (expense)	2,706	(43)	4,813	(8)
Total other income (expense), net	819	(2,067)	(2,680)	(8,035)
Loss before income taxes	(12,432)	(14,046)	(90,262)	(64,285)
Provision for (benefit from) income taxes	1,221	(10,445)	4,388	(11,285)
Net loss	$(13,653)	$(3,601)	$(94,650)	$(53,000)
Net loss per share:
Basic and diluted	$(0.19)	$(0.05)	$(1.35)	$(0.79)
Shares used in computing net loss per share:
Basic and diluted	70,704	68,207	69,920	67,512

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 31, 2022	December 31, 2021
Cash flows from operating activities:
Net loss	$(94,650)	$(53,000)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	44,671	38,732
Amortization of operating lease right-of-use assets	10,377	8,698
Amortization of deferred contract acquisition costs	41,034	26,050
Amortization of premium on marketable investments	(90)	6,385
Provision for doubtful accounts	1,105	808
Stock-based compensation	172,507	108,805
Amortization of discount and issuance costs on convertible senior notes	3,743	3,957
Deferred taxes	3,088	(6,907)
Change in fair of value of contingent consideration	260	5,640
Payment of contingent consideration liability in excess of acquisition-date fair value	(5,900)	—
Other	188	396
Changes in operating assets and liabilities:
Accounts receivable	(4,899)	(35,986)
Prepaid expenses and other current assets	661	(14,193)
Deferred contract acquisition costs	(85,197)	(71,380)
Other assets	(319)	(1,216)
Accounts payable	845	4,305
Accrued and other current liabilities	(8,379)	20,562
Accrued federal fees and sales tax liability	524	(497)
Deferred revenue	13,176	10,462
Other liabilities	(3,880)	(22,623)
Net cash provided by operating activities	88,865	28,998
Cash flows from investing activities:
Purchases of marketable investments	(435,768)	(680,490)
Proceeds from sales of marketable investments	600	44,288
Proceeds from maturities of marketable investments	524,568	527,940
Purchases of property and equipment	(52,272)	(42,216)
Capitalization of software development costs	(3,899)	—
Payments of initial direct costs	(266)	—
Cash paid for an equity investment in a privately-held company	(2,000)	—
Net cash provided by (used in) investing activities	30,963	(150,478)
Cash flows from financing activities:
Repurchase of a portion of 2023 convertible senior notes, net of costs	(34,067)	(24,688)
Proceeds from exercise of common stock options	8,522	7,402
Proceeds from sale of common stock under ESPP	13,413	15,397
Payment of contingent consideration liability up to acquisition-date fair value	(18,100)	—
Payment of holdbacks related to acquisitions	—	(5,000)
Payments of finance leases	—	(612)
Net cash used in financing activities	(30,232)	(7,501)
Net increase (decrease) in cash and cash equivalents	89,596	(128,981)
Cash, cash equivalents and restricted cash:
Beginning of period	91,391	220,372
End of period	$180,987	$91,391

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

GAAP gross profit	$112,051	$93,835	$411,345	$338,492
GAAP gross margin	53.8%	54.1%	52.8%	55.5%
Non-GAAP adjustments:
Depreciation	5,913	5,354	23,250	19,083
Intangibles amortization	2,890	2,947	11,705	11,787
Stock-based compensation	8,638	6,854	33,297	17,734
Exit costs related to closure and relocation of Russian operations	219	—	698	—
Acquisition-related and one-time integration costs	86	43	401	112
Refund for prior year overpayment of USF fees	—	—	(3,511)	—
Adjusted gross profit	$129,797	$109,033	$477,185	$387,208
Adjusted gross margin	62.3%	62.8%	61.3%	63.5%

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

GAAP net loss	$(13,653)	$(3,601)	$(94,650)	$(53,000)
Non-GAAP adjustments:
Depreciation and amortization	11,021	10,538	44,671	38,732
Stock-based compensation	43,824	35,601	172,507	108,805
Interest expense	1,887	2,024	7,493	8,027
Interest (income) and other	(2,706)	43	(4,813)	8
Exit costs related to closure and relocation of Russian operations(1)	2,975	—	7,190	—
Acquisition related transaction costs and one-time integration costs	1,605	2,351	6,901	13,576
Contingent consideration expense	—	380	260	5,640
Refund for prior year overpayment of USF fees	—	—	(3,511)	—
Provision for (benefit from) income taxes	1,221	(10,445)	4,388	(11,285)
Adjusted EBITDA	$46,174	$36,891	$140,436	$110,503
Adjusted EBITDA as % of revenue	22.2%	21.3%	18.0%	18.1%
(1) Exit costs related to the closure of our Russian operations was $-0- million and $3.4 million, respectively, during the three and twelve months ended December 31, 2022. One-time and relocation-related costs was $3.3 million and $4.5 million, respectively, during the three and twelve months ended December 31, 2022. The $3.0 million and $7.2 million adjustments presented above were net of $0.0 million and $0.8 million included in “Depreciation and amortization” and $(0.3) million and $(0.1) million included in “Interest (income) and other.”

FIVE9, INC.
RECONCILIATION OF GAAP OPERATING LOSS TO NON-GAAP OPERATING INCOME
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Loss from operations	$(13,251)	$(11,979)	$(87,582)	$(56,250)
Non-GAAP adjustments:
Stock-based compensation	43,824	35,601	172,507	108,805
Intangibles amortization	2,890	2,947	11,705	11,787
Exit costs related to closure and relocation of Russian operations	2,975	—	7,964	—
Acquisition-related transaction and one-time integration costs	1,605	2,351	6,901	13,576
Contingent consideration expense	—	380	260	5,640
Refund for prior year overpayment of USF fees	—	—	(3,511)	—
Non-GAAP operating income	$38,043	$29,300	$108,244	$83,558

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

GAAP net loss	$(13,653)	$(3,601)	$(94,650)	$(53,000)
Non-GAAP adjustments:
Stock-based compensation	43,824	35,601	172,507	108,805
Intangibles amortization	2,890	2,947	11,705	11,787
Amortization of discount and issuance costs on convertible senior notes	947	997	3,743	3,957
Exit costs related to closure and relocation of Russian operations	3,344	—	7,932	—
Acquisition-related transaction and one-time integration costs	1,605	2,351	6,901	13,576
Contingent consideration expense	—	380	260	5,640
Refund for prior year overpayment of USF fees	—	—	(3,511)	—
Tax provision associated with acquired companies	—	(8,573)	1,830	(8,573)
Non-GAAP net income	$38,957	$30,102	$106,717	$82,192
GAAP net loss per share:
Basic and diluted	$(0.19)	$(0.05)	$(1.35)	$(0.79)
Non-GAAP net income per share:
Basic	$0.55	$0.44	$1.53	$1.22
Diluted	$0.54	$0.42	$1.50	$1.16
Shares used in computing GAAP net loss per share:
Basic and diluted	70,704	68,207	69,920	67,512
Shares used in computing non-GAAP net income per share:
Basic	70,704	68,207	69,920	67,512
Diluted	71,537	70,878	71,229	70,735

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(In thousands)
(Unaudited)

	Three Months Ended
	December 31, 2022			December 31, 2021
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$8,638	$5,913	$2,890	$6,854	$5,354	$2,947
Research and development	11,799	768	—	9,163	948	—
Sales and marketing	15,152	1	—	11,987	1	—
General and administrative	8,235	1,449	—	7,597	1,288	—
Total	$43,824	$8,131	$2,890	$35,601	$7,591	$2,947

	Twelve Months Ended
	December 31, 2022			December 31, 2021
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$33,297	$23,250	$11,705	$17,734	$19,083	$11,787
Research and development	44,367	3,164	—	29,179	3,277	—
Sales and marketing	59,300	4	—	35,269	4	—
General and administrative	35,543	6,548	—	26,623	4,581	—
Total	$172,507	$32,966	$11,705	$108,805	$26,945	$11,787

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME – GUIDANCE(1)
(In thousands, except per share data)
(Unaudited)

	Three Months Ending		Year Ending
	March 31, 2023		December 31, 2023
	Low	High	Low	High

GAAP net loss	$(44,909)	$(40,965)	$(123,994)	$(116,558)
Non-GAAP adjustments:
Stock-based compensation(2)	54,742	52,742	225,427	221,427
Intangibles amortization	2,884	2,884	11,537	11,537
Amortization of discount and issuance costs on convertible senior notes	908	908	3,749	3,749
Exit costs related to closure and relocation of Russian operations	1,045	1,045	3,975	3,975
Acquisition-related transaction and one-time integration costs(3)	1,936	1,436	1,936	1,436
Income tax expense effects(4)	—	—	—	—
Non-GAAP net income	$16,606	$18,050	$122,630	$125,566
GAAP net loss per share, basic and diluted	$(0.63)	$(0.58)	$(1.72)	$(1.62)
Non-GAAP net income per share:
Basic	$0.23	$0.25	$1.70	$1.74
Diluted	$0.23	$0.25	$1.67	$1.71
Shares used in computing GAAP net loss per share and non-GAAP net income per share:
Basic	71,200	71,200	72,100	72,100
Diluted	72,200	72,200	73,400	73,400

(1)Represents guidance discussed on February 22, 2023. Reader shall not construe presentation of this information after February 22, 2023 as an update or reaffirmation of such guidance.
(2)Stock-based compensation expenses are based on a range of probable significance, assuming market price for our common stock that is approximately consistent with current levels.
(3)Acquisition-related one-time integration costs are based on a range of probable significance for completed acquisitions, and no new acquisitions are assumed.
(4)Non-GAAP adjustments do not have an impact on our income tax provision due to past non-GAAP losses.

Investor Relations Contacts:

Five9, Inc.
Barry Zwarenstein
Chief Financial Officer
925-201-2000 ext. 5959
IR@five9.com

The Blueshirt Group for Five9, Inc.
Lisa Laukkanen
415-217-4967
Lisa@blueshirtgroup.com

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